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                                                                    EXHIBIT 99.4

                                    CONSENT
                                    -------

     In reference to the Registration Statement on Form S-1 (No. 333-38187) initially filed by Vistana, Inc., a Florida corporation, on October 17, 1997 (as the same may be amended or supplemented from time to time, the "Registration Statement"), we hereby consent to the inclusion of our name in said Registration Statement, to the inclusion of data derived from various reports and other information compiled by us, and to the filing of this consent as an exhibit thereto.

Dated:  October 21, 1997

                                        AMERICAN RESORT DEVELOPMENT
                                        ASSOCIATION